Dolby Laboratories, Inc.
2020 Stock Plan

French Sub-Plan for Restricted Stock Units
and Performance Stock Units
(“Sub-Plan”)
The Dolby Laboratories, Inc. (“Dolby” or “the Company”) 2020 Stock Plan (the “Plan”) was approved by the Company's stockholders on February 4, 2020 for the benefit of Employees and Directors of the Company and/or any Related Entity, including any Related Entities in France, in which the Company holds directly or indirectly at least 10% of the outstanding share capital (each a “French Entity”).

This Sub-Plan to the Plan contains the rules which, together with the provisions of the Plan, govern the operation of the Plan insofar as it applies to Awards made to Eligible Individuals employed by a French Entity who are residents in France for French tax purposes and/or subject to the French social security regime (the “French Participants”).

The terms of the Plan, as amended from time to time, as supplemented by this Sub-Plan constitute the “2021 French Qualified Plan.” This Sub-Plan has been established to enable the Restricted Stock Units and Performance Units granted under this Sub-Plan to qualify for the specific French income tax and social security regime applicable in France to “qualified” free-share plans, as may be amended from time to time (the “French Specific Regime”). However, nothing in this Sub-Plan shall be construed as a guarantee or an undertaking by the Company that such French Specific Regime will effectively apply.

This Sub-Plan will apply to French Participants in the Plan who are or may become subject to French taxation (i.e., income tax and/or social security contributions) on the Restricted Stock Units and/or Performance Units awarded under the Plan, provided the Award Agreement evidencing such Awards refers to this Sub-Plan.

The terms and conditions of the Plan are modified by this Sub-Plan for France in order to comply with the provisions of Articles L. 225-197-1 to L. 225-197-5 and Articles L. 22-10-59 and L. 22-10-60 of the French Commercial Code, as amended. This Sub-Plan shall be construed and operated with that intention.

This Sub-Plan should be read in conjunction with the Plan. Awards granted under this Sub-Plan are subject to the terms and conditions of the Plan applicable to Restricted Stock Units and Performance Units, respectively, in addition to the terms and conditions set out in this Sub-Plan.

Capitalized terms used herein and which are not defined in Section 1 below shall have the meanings ascribed to such terms in the Plan. Reference to the singular shall include reference to the plural.

Under this Sub-Plan, Awards shall only be awarded to French Participants.

The terms and conditions applicable to the Awards granted under this Sub-Plan are the terms and conditions set out in the Plan, modified as follows.

1.DEFINITIONS

1.1.Award

The term “Award” shall mean Restricted Stock Units and/or Performance Units granted pursuant to the terms and conditions of the Plan as amended by this Sub-Plan.

1.2.Disability

The term “Disability” shall mean a disability corresponding to the second or the third categories of Article L. 341-4 of the French Social Security Code.

1.3.Eligible Individuals

The term “Eligible Individuals” shall mean current salaried employees, as defined by French labor law, and/or a corporate officer having a management function in the French Entity, as specified under the French Commercial Code (“Managing Corporate Officer” or “mandataires sociaux”) listed in Article L. 225-197-1 of the French Commercial Code, as amended, of the Company or of a Subsidiary having a capital link as defined in Article L. 225-197-2 of the French Commercial Code, as amended, who are Participants under the terms of the Plan, and who may be awarded Awards pursuant to this Sub-Plan.

1.4.Grant Date

The term “Grant Date” shall be the date on which the Board (or the Committee duly appointed to administer the Plan by the Board or a duly authorized Officer) both (1) designates the French Participant and (2) specifies the terms and conditions of the Award, including the maximum number of shares of Common Stock subject to the Award, the vesting conditions and the conditions of the transferability of the Common Stock, and subject in all cases to Section 18 of the Plan.

1.5.Performance Units

The term “Performance Units” shall mean Awards denominated in Common Stock, subject to the terms and conditions of the Performance Units that will be settled in shares of Common Stock in compliance with Article L. 225-197-1 to L. 225-197-5 and Articles L. 22-10-59 and L. 22-10-60 of the French Commercial Code, as amended.

1.6.Restricted Period

The term “Restricted Period” shall mean the periods as set forth in Article L. 22-10-59 of the French Commercial Code, as amended, currently (i) thirty calendar days before the announcement of an interim financial report or a year-end report which the Company is obliged to make public and (ii) with respect to such persons, any period during which the Chief Executive Officer (directeur général), any deputy chief executive officer (directeur général délégué), or any member of the Board of Directors (conseil d’administration), the supervisory board (conseil de surveillance) or the executive board (directoire) of the Company, or any employee possesses knowledge of inside information (within the meaning of Article 7 of the Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 on market abuse (Market Abuse Regulation) and cancelling the Directive 2003/6/UE and Directives 2003/124/CE Parliament and 2003/125/CE and 2004/72/CE of the Commission) which has not been disclosed to the public.

1.7.Restricted Stock Units

The term “Restricted Stock Units” shall mean Awards denominated in Common Stock, subject to the terms and conditions of the Restricted Stock Units that will be settled in Common Stock in compliance with Article L. 225-197-1 et seq. of the French Commercial Code, as amended.

2.ELIGIBILITY

2.1.Subject to Sections 2.2, 2.3 and 2.4 below, any French Participant on the Grant Date shall be eligible to receive Awards under this Sub-Plan, provided such Eligible Individual is (a) employed under the terms and conditions of an employment contract (“contrat de travail”) with a French Entity, or (b) a Managing Corporate Officer.

2.2     Notwithstanding any other provision of the Plan, Awards granted under this Sub-Plan shall not be awarded to any Eligible Individual who is holding Common Stock representing 10% or more of the Company’s capital at the date of the award or who may hold Common Stock representing 10% or more of the Company’s capital due to the Awards.

2.3.Notwithstanding any other provision of the Plan, Awards can only be granted to Managing Corporate Officers (“mandataires sociaux”) in such capacity under this Sub-Plan, provided the following conditions of Article L. 22-10-60 of the French commercial code, as amended, are met:

•Awards are granted under the conditions of the French Commercial Code to at least 90% of the employees of the Company’s entities in France or,
•A profit sharing agreement benefiting at least 90% of the employees of the Company’s entities in France is in place.

2.4     Notwithstanding any other provision of the Plan, Awards may not be granted to corporate officers of a French Entity, other than Managing Corporate Officers (“Président du Conseil d’Administration,” “Directeur Général,” “Directeurs Généraux Délégués,” “Membres du Directoire,” “Gérant d’une Société par actions”), unless the officer is employed under the terms and conditions of an employment contract (“contrat de travail”) with a French Entity and is otherwise eligible to receive Awards under the Plan.

3.SETTLEMENT OF AWARDS

Notwithstanding any other provision of the Plan and notably, Section 8(b)(iv), the Awards shall only be settled by delivery of shares of Common Stock and not in cash.

4.DIVIDENDS

Notwithstanding any other provision of the Plan, until the shares are transferred to the French Participant, the Awards granted under this Sub-Plan shall not give rise to the right to any dividend nor dividend equivalents or to receive any payment corresponding to the dividends payable on the shares of Common Stock.

5.MINIMUM PERIOD BEFORE WHICH THE TRANSFER OF PROPERTY OF COMMON STOCK CAN OCCUR

5.1.Notwithstanding any other provision of the Plan, the Awards granted pursuant to this Sub-Plan shall not vest and the Common Stock underlying the Awards shall not be transferred to French Participants before the first anniversary of the Grant Date, except as described in Sections 8 and 9 below.

5.2.Subject to Sections 8 and 9 below, in the event a French Participant terminates employment with the Participating Company or the French Entity prior to the first anniversary of the Grant Date, his/her Awards shall be forfeited and he/she shall have no right to claim for compensation for the loss of his/her Restricted Stock Units and/or Performance Units and for not being issued and allotted the underlying free Common Stock.

6.SALE RESTRICTION PERIOD

6.1.Notwithstanding any other provisions of the Plan, and in the event the Awards vest and the shares of Common Stock are transferred to the French Participant before the second anniversary of the Grant Date, the free Common Stock issued pursuant to such Award shall be subject to a restriction on sale or transfer until the second anniversary of the Grant Date, except in any event provided for under French law as an exception to this minimum time period before which the shares cannot be sold, and notably in the event of Disability and death as described below in Sections 8 and 9.

6.2.Notwithstanding any other provision of the Plan, for Awards granted to Officers of the Company under this Sub-Plan, if any, the Board or the Committee shall, in the applicable Award Agreement, either:

•specify that the Common Stock underlying the Award granted cannot be disposed of before the end of the Officer status of the French Participant, or
•determine a minimum quantity of Common Stock that the French Participant shall hold until the end of his/her Officer status.

7.SPECIFIC CLOSED PERIODS DURING WHICH THE FREE COMMON STOCK CANNOT BE DISPOSED OF

Notwithstanding any other provision of the Plan, once Common Stock is issued to a Participant, Common Stock may not be disposed of within the Restricted Period.

8.DISABILITY

If a French Participant ceases to be employed by reason of Disability while holding Restricted Stock Units and/or Performance Units, the Award Agreement may provide that all or a portion of the Restricted Stock Units and/or Performance Units that are not vested at that time immediately will become vested. The Company shall issue the underlying shares of Common Stock to the French Participant according to the terms set forth in the Award Agreement.
Notwithstanding any other provision of the Plan and Award Agreement, in the event of Disability of a French Participant during the Restriction Period, Common Stock delivered shall not be subject to the restriction on the transfer of Common Stock that would otherwise apply pursuant to Section 6 and shall become immediately disposable.

9.TRANSFER TO HEIRS

Notwithstanding any other provision of the Plan, in the event of death of a French Participant holding Restricted Stock Units, all Restricted Stock Units that are not vested at that time immediately will become vested in full, and the Company shall issue the underlying Common Stock to the French Participant’s heirs, provided the heirs request the Common Stock within six months following such death.
Notwithstanding any other provision of the Plan, in the event of death of a French Participant holding Performance Units, all Performance Units that are not vested at that time will become vested and transferable to the French Participant's heirs either (a) at that time based on the target number of shares subject to the Award or (b) at the end of the applicable Performance Period based on the degree of achievement of the applicable Performance Goal, as determined by the Committee, as set forth in the Award Agreement applicable to the Award. The Company shall issue the shares of Common Stock that become transferable to the French Participant’s heirs, provided the heirs request the Common Stock within six months following the French Participant's death.

Common Stock delivered shall not be subject to the restriction on the transfer of Common Stock that would otherwise apply pursuant to Section 6 and shall become immediately disposable.

10.EXCHANGE OF COMMON STOCK DURING THE SALE RESTRICTION PERIOD

In the event of an exchange of Common Stock resulting from a public offer, a merger, a spin-off, a stock-split or a reverse stock split operation performed during the sale restrictions described in Section 6 above, such sale restrictions, if any, remain applicable to the Common Stock received in the exchange for the time period remaining at the date of the exchange.

11.VOLUNTARY DEFERRAL OF THE AWARD

Notwithstanding any other provision of the Plan, the Board or the Committee cannot require or permit the Participants to defer the receipt or issuance of Common Stock.

12.LIMITATION ON THE GRANT OF RESTRICTED STOCK AWARDS

The number of Restricted Stock Units and/or Performance Units granted to a French Participant shall be limited, if necessary, so that the aggregate amount of (i) Common Stock held by the French Participant at the Grant Date and (ii) Common Stock underlying the Awards do not exceed ten percent (10%) of the share capital of the Company in accordance with Article L.225-197-1 of the French Commercial Code, as amended.

13.ADJUSTMENTS AND CHANGE IN CORPORATE STRUCTURE

In the event of a transaction having an impact on the value or type of the Company’s shares of Common Stock outstanding, such as (a) the redemption or reduction of shares, a change in the manner in which profit is appropriated, a capitalization issue set off by a reduction in reserves, retained earnings or other paid-in capital, a distribution of reserves or a rights issue of equity or of securities with a right to shares, extraordinary dividend, or (b) a merger, a de-merger, a reverse share split, a reduction of share capital, an exchange of shares, a sale of shares, the exchange or distribution of all the Company’s assets or a substantial portion thereof, or any other similar transaction (hereinafter the “Event”), the Board will take such measures as it deems appropriate so that beneficiaries receive the same number of shares of Common Stock, with the same characteristics, or the same value in cash or securities, as they would have received if they had held the shares of Common Stock in accordance with the provisions of this French Sub-Plan immediately prior to the Event.

    Should the Company perform a transaction substantially affecting its consolidated balance sheet structure, or in the event of a significant change in the Company's economic circumstances or strategy, so that the ratios used are no longer relevant for measuring the Company's performance target, the Board may adjust said ratios or restate the consolidated financial statements, for the purpose of the Plan, so as to fully offset the above impact.

14.INTERPRETATION

It is intended that Awards granted under this Sub-Plan qualify for the French Specific Regime, and in accordance with the relevant provisions set forth by the provision of articles L. 225-197-1 et seq. of the French Commercial Code (“Code de Commerce”), as amended. The terms of this Sub-Plan shall be interpreted accordingly and in accordance with the relevant guidelines published by French tax and social security administrations and subject to the fulfilment of certain legal, tax and reporting obligations, if applicable. However, certain corporate transactions or other factors may impact the qualification of the Awards for the French Specific Regime.

15.TAX TREATMENT

The obligation and responsibility to determine, report and to pay any French taxes that may apply to the French Participant shall be and remain the sole responsibility of the individual Participant and not the Company or any Related Entity. However, certain corporate transactions or other factors may impact the qualification of the Awards for the French Specific Regime.

16.NO RIGHT TO EMPLOYMENT

The adoption of this Sub-Plan shall not confer upon the French Participants any employment rights and shall not be construed as part of any employment contracts that a French Entity has with its employees. The Awards will not be considered part of the employees’ salary or compensation packages.

17.PARTICIPANT ACCOUNT

The Common Stock delivered under this Sub-Plan shall be recorded in an account in the name of the French Participant with the Company or a broker or in such manner as the Company may otherwise determine to ensure compliance with this Sub-Plan.

18.NON-TRANSFERABILITY OF THE AWARD

Notwithstanding any other provision of the Plan, Awards granted under this Sub-Plan shall not be transferred or otherwise disposed of, except in the event of death as described above in Section 9.

19.SEVERABILITY

The terms and conditions provided in the Sub-Plan are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable under French law, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

20.EFFECTIVE DATE

This Sub-Plan is effective for grants made thereunder on or after May 5, 2021.